Exhibit 3(i)

Article VI of the Restated Articles of Incorporation was amended as follows:

The amount of total authorized capital stock of the corporation shall be Seventy-One Million shares, consisting of Seventy Million shares of Common Stock with a par value of Ten Dollars ($10.00) per share and One Million shares of Preferred Stock with a par value of Ten Dollars ($10.00) per share.



Complete copy of the Restated Articles of Incorporation as amended:






                              RESTATED

                      ARTICLES OF INCORPORATION

                                OF

                      ONE VALLEY BANCORP, INC.




ARTICLE I

       The name of the Corporation shall be One Valley Bancorp, Inc.

ARTICLE II

       The address of the principal office of said corporation will be One Valley Square, in the City of Charleston, in the County of Kanawha and State of West Virginia, 25326.

ARTICLE III

       The purpose or purposes for which this corporation is formed are as follows: To transact any or all lawful business for which corporations may be incorporated under the corporation laws of the State of West Virginia.

ARTICLE IV

       No shareholder or other person shall have any preemptive rights whatsoever.

ARTICLE V

                  Provisions for the Regulation of the
                  Internal Affairs of the Corporation

       A. Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness or deponent) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation's board of directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Code permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys' fees and disbursements, judgments, fines, ERISA or other similar or dissimilar excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation; provided, further, that the corporation shall not indemnify any person for civil money penalties or other matters, to the extent such indemnification is specifically not permissible pursuant to federal or state statute or regulation, or order or rule of a regulatory agency of the federal or state government with authority to enter, make or promulgate such order or rule. Such right shall include the right to be paid by the corporation expenses, including, without limitation, attorneys' fees and disbursements, incurred in defending or participating in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, or that such person did have reasonable cause to believe that his conduct was unlawful.

       B.       Right of Claimant to Bring Suit.  If a claim under this
Article is not paid in full by the corporation within thirty days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or participating in any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

       Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or reimbursement of the claimant is permitted in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       C. Contractual Rights: Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

       D. Requested Service. Any director or officer of the corporation serving, in any capacity, (i) another corporation of which five percent (5%) or more of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the corporation.

E. Non-Exclusivity of Rights. The rights conferred on any person hereunder shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

       F. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under West Virginia law.

Article V.1. Board of Directors

       (a) Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article VI hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

       (b) Stockholder nomination of director candidates. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

       (c) Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article VI hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence to fill a vacancy resulting from death, resignation, disqualification, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been elected and qualified and directors elected in accordance with the preceding sentence by reason of an increase in the number of directors shall hold office only until the next election of directors by the shareholders and until such director's successor shall have been elected and qualified. No decrease in number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       (d) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

       (e) Amendment, repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article V.1.

Article V.2. Bylaw Amendments

       The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in these Articles of Incorporation to the contrary, Article II, Sections 1, 4 and 13, Article III, Sections 2, 9, and 13, and Article XI of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Articles of Incorporation to the contrary, except as otherwise provided by law for separate class votes, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article V.2.


ARTICLE VI

       The amount of total authorized capital stock of the corporation shall be Seventy-One Million shares, consisting of Seventy Million shares of Common Stock with a par value of Ten Dollars ($10.00) per share and One Million shares of Preferred Stock with a par value of Ten Dollars ($10.00) per share.

       The Board of Directors shall have the power and authority at any time and from time to time to issue, sell or otherwise dispose of any unissued but authorized shares of any class or classes of stock presently provided for in the Certificate of Incorporation, or that may hereafter be provided for by a subsequent amendment to the Certificate of Incorporation, to such persons or parties, including the holders of Common Stock or Preferred Stock or of any such other class of stock, for such considerations (not less than the par value, if any, thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem to be in the best interests of the Corporation. Except as expressly provided to the contrary hereinafter, such issuance, sale or other disposition may be made without offering such shares, or any part or class thereof, to the holders of Common Stock or Preferred Stock or any such other class of stock, and no such holder shall have any preemptive right to subscribe for any such shares.

       Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

       The voting powers, designations, preferences, limitations, restrictions and relative rights of the Preferred Stock are as follows:

       (1) Issuance in Series. Preferred stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that are fixed in the Certificate of Incorporation or may be fixed by the Board of Directors as hereinafter provided pursuant to authority which is hereby expressly vested in the Board of Directors; and each share of Preferred Stock, whether of the same or a different series, shall be identical in all respects with the other shares of Preferred Stock, except as to the following relative rights and preferences, as to which there may be variations between different series:

(a)       the rate of dividends;

(b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares in event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any, for the redemption or purchase of shares;

(e) the terms and conditions, if any, on which shares may be converted; and

       (f)       voting rights, if any.

       The Board of Directors of the Corporation shall have all of the power and authority with respect to the shares of Preferred Stock that the shareholders may delegate to the Board of Directors pursuant to the terms and provisions of Chapter 31, Article I, Sections 78 and 79 of the Code of West Virginia, as amended, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.

       (2) Dividends. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cumulative preferential dividends in cash, at the rate per annum fixed for such series, and no more. Dividends on shares of the Preferred Stock shall accrue from the date of the initial issue of shares of such series, or from such other date as may be fixed by the Board of Directors, shall be cumulative, and shall be payable quarterly on the last day of March, June, September and December in each year to shareholders of record on the fifteenth day of the calendar month in which such dividends are payable, with the first dividend on the Preferred Stock being payable on the respective dividend date which follows the first full calendar quarter after the initial issue of shares. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, irrespective of series, with respect to preferential dividends at the respective rates fixed for such series, and no dividend shall be declared or paid or set apart for payment for the Preferred Stock of any series unless at the same time a dividend in like proportion to the accrued and unpaid dividends upon the Preferred Stock of each other series shall be declared or paid or set apart for payment, as the case may be, on Preferred Stock of each other series then outstanding. Accrued and unpaid dividends on the Preferred Stock shall not bear interest.

       (3) Dividend Restriction on Junior Stock. So long as any shares of Preferred Stock are outstanding, the Corporation shall not pay or declare any cash dividends whatsoever on the Common Stock or any other class of stock ranking junior to the Preferred Stock unless (a) all dividends on the Preferred Stock of all series for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and (b) there shall exist no default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of any series or such default shall have been waived by the holders of at least a majority of the then issued and outstanding shares of Preferred Stock of such series by a vote at a meeting called for such purpose or by written waiver with or without a meeting.

       (4) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of the Common Stock or any other class of stock of the corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation, the holders of the Preferred Stock shall be entitled to be paid in full, in the event of a voluntary or involuntary liquidation, dissolution or winding up, the respective amounts fixed for such series, plus in each case a sum equal to accrued and unpaid dividends thereon to the date of payment thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the stock of the Corporation ranking junior to the Preferred Stock in respect of dividends or distribution of assets upon liquidation according to their respective rights and preferences and in each case according to their respective shares. In the event that the assets of the Corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payment herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred stock pro rata in proportion to the amounts payable upon such share thereof. Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, but the sale, lease or conveyance of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

       (5) Status of Shares Redeemed or Retired. Preferred Stock redeemed or otherwise retired by the Corporation shall, upon the filing of such statement as may be required by law, assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock.

       (6) Amendments. Subject to such requirements as may be prescribed by law or as may be expressly set forth in the foregoing provisions of this Article VI or in any amendment to these Articles establishing and designating a series of shares of Preferred Stock, any of the foregoing terms and provisions of this Article VI may be altered, amended or repealed or the application thereof suspended or waived in any particular case and changes in any of the designations, preferences, limitations and relative rights of the Preferred Stock may be made with the affirmative vote, at a meeting called for that purpose, or the written consent with or without a meeting, of the holders of at least two-thirds of the then issued and outstanding shares of Preferred Stock; provided that neither the rate of dividend nor the amount payable upon the redemption or in the event of voluntary or involuntary liquidation on any share of Preferred Stock may be reduced without the consent of all of the holders thereof.

                 Certain Business Combinations

Article VI.1.  Vote Required for Certain Business Combinations

        A. Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section VI.2 of this Article
VI:

       (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

       (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

       (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

       (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

       (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote (the "Voting Stock"), voting together as a single class (it being understood that for purpose of this Article VI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article VI of these Articles of Incorporation). Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

       B.       Definition of "Business Combination".   The term "Business
Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Section VI.1.

Article VI.2.  When Higher Vote is Not Required

       The provisions of Section VI.1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

       A. Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

       B. Price and Procedure Requirements. All of the following conditions shall have been met:

       (i) the aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

       (a)       (if applicable) the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the
"Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and

       (b)       the Fair Market Value per share of
Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested
Stockholder (such latter date is referred to in this Article VI as the "Determination Date"), whichever is higher.

       (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

       (a)       (if applicable) the highest per share
price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested
Stockholder, whichever is higher;

       (b)       (if applicable) the highest
preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

       (c)       the Fair Market Value per share of such
class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

       (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) of this Section VI.2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

       (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

       (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

       (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

Article VI.3.  Certain Definitions

       For the purposes of this Article VI:

       A. A "person" shall mean any individual, firm, corporation or other entity.

       B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

       (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting
Stock; or

       (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly, or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

       (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

       C.       A person shall be a "beneficial owner" of any Voting Stock:

       (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

       (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

       (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

       D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section VI.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section VI.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

       E. "Affiliate" or "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986.

       F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section VI.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

       G. "Disinterested Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board; provided, however, that all directors of the Corporation who are elected as directors at the 1986 annual meeting of shareholders of the Corporation shall be deemed to be Disinterested Directors, notwithstanding the above provisions.

       H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, or the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any system then in use, or if not listed with NASDAQ, the average bid and ask prices available from brokerage firms in Charleston, West Virginia, or if such information is not available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

       I. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs B(i) and (ii) of Section VI.2 of this Article VI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

Article VI.4.  Powers of the Board of Directors

       A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. A majority of the directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article VI.

Article VI.5.  No Effect on Fiduciary Obligations of Interested Stockholders

       Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


ArticleVI.6.  Amendment, Repeal, etc.

       Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article VI.

ARTICLE VII

       The full name and address of the incorporator is:

       NAME                                   ADDRESS

Robert F. Baronner                            One Valley Square
                                          Charleston, West Virginia  25326


ARTICLE VIII

       The existence of this corporation is to be perpetual.

ARTICLE IX

       The full name and address of the appointed person to whom notice or process may be sent is: President, One Valley Bancorp, Inc., One Valley Square, Charleston, West Virginia 25326.

ARTICLE X

       The number of directors constituting the initial board of directors of the corporation is twenty-one (21) and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

       NAME                                   ADDRESS

Robert F. Baronner                        1520 Stonehenge Road
                                          Charleston, West Virginia  25314


       NAME                                   ADDRESS

Elmer A. Braun                            1507 Dogwood Road
                                          Charleston, West Virginia 25314

James F. Brown, III                       1701 Edgewood Drive
                                          Charleston, West Virginia  25302

James K. Brown                            1820 Devondale Circle
                                          Charleston, West Virginia  25314

John T. Chambers, M.D.                    888 Chappell Road
                                          Charleston, West Virginia  25314

Lyell B. Clay                             1230 Staunton Road
                                          Charleston, West Virginia 25314

Hugh A. Curry                             1553 Bridge Road
                                          Charleston, West Virginia 25314

Edward I. Goldsmith                       1272 Louden Heights Road
                                          Charleston, West Virginia 25314

Frank A. Hardy                            Route 5, Box 33
                                          Lewisburg, West Virginia 24901

Eugene F. Imbrogno, Jr.                   3 Dreamview Lane
                                          Charleston, West Virginia 25314

Charles T. Jones                          1502 Hampton Road
                                          Charleston, West Virginia  25314

Virgil W. O'Dell                          1108 Kanawha Bouldvard, East
                                          Apartment 502
                                          Charleston, West Virginia 25301

John L. D. Payne                          1508 Connell Road
                                          Charleston, West Virginia  25314

Angus E. Peyton                           1401 Quincy Lane
                                          Charleston, West Virginia  25314


       NAME                                   ADDRESS

Mary Price Ratrie                         Kanawha Salines
                                          Malden, West Virginia  25306

Turner R. Ratrie, Jr.                     1530 Bedford Road
                                          Charleston, West Virginia 25314

James R. Thomas, II                       820 Middle Road
                                          Charleston, West Virginia  25314

C. Hyde Tucker                            2029 Huber Road
                                          Charleston, West Virginia 25314

Richard M. Venable, Jr.                   925 Newton Road
                                          Charleston, West Virginia 25314

John M. Wells, Sr.                        888 Chester Road
                                          Charleston, West Virginia 25302

Thomas D. Wilkerson                       1015 Sand Hill Drive
                                          St. Albans, West Virginia 25177





Exhibit 3(ii)

Article III, Section 2 of the Bylaws was amended as follows:

Section 2. Number, Election and Terms; Nominations. Except as otherwise fixed by or pursuant to the provisions of Article VI of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors but shall not be less than six nor more than thirty-three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Nominations for the election of directors shall be given in the manner provided in Article II, Section 13, of these bylaws. Directors need not be residents of the State of West Virginia, but shall hold not less than one hundred shares of the capital stock of the Corporation in order to be eligible to serve as a director of the Corporation and, commencing with the election of directors in the year 1998, prior to the expiration of the three year period immediately following election to the Board of Directors, shall hold not less than five hundred shares of capital stock of the Corporation in order to be eligible to be re-elected as a Director of the Corporation.

Article III, Section 10 of the Bylaws was amended as follows:

Section 10.  Compensation.  By resolution of the Board of
Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, or committee thereof, and may be compensated for his or her services as a director by a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or by shares of capital stock of the Corporation issued by the Corporation or acquired by the Corporation for the benefit of Directors so compensated or any combination of any or all thereof.

                Complete copy of the Bylaws as amended:



                          (As Amended  7/22/98)
                                  BYLAWS

                                   OF

                         ONE VALLEY BANCORP, INC.



ARTICLE I.  OFFICES

       The principal offices of the Corporation shall be located in the City of Charleston, County of Kanawha, State of West Virginia. The Corporation may have such other offices, either within or without the State of West Virginia, as the Board of Directors may designate or as the business of the Corporation may require from time to time.


ARTICLE II.  SHAREHOLDERS

       Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Tuesday in the month of April in each year, at the hour of 12:00 noon, local time, or at such other time on such other day within such month as shall be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of the principal office of the Corporation, such meeting shall be held on the next succeeding business day. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 40 days prior to the meeting; provided, however, that in the event that less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 8th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 1. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

       Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of Board, if any, President, Secretary, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.

       Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

       Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, Secretary or the officer of other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

       Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.
In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

       Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

       Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

       Section 9. Voting of Shares. Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

       Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

       Shares held by an administrator, executor, guardian, committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

       Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

       A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

       Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

       Section 12. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

       Section 13. Nominations for Election to the Board of Directors. The nominations for election to the Board of Directors other than those made by or on behalf of the existing management of the Corporation, shall be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations shall be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. the notice of nomination shall include to the extent known: (a) name and address of proposed nominee(s); (b) principal occupation of nominee(s); (c) total shares to be voted for each nominee; (d) name and address of notifying shareholder; and (e) number of shares owned by notifying shareholder. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting and in such case the votes cast for each such nominee shall likewise be disregarded.

       Section 14. Rules of Conduct at the Annual Meeting. The chairman of the annual meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation: maintenance of order; safety; limitations on the time allotted to questions or comments on the affairs of the corporation; ruling motions or comments out of order (i) as a matter of law or (ii) as inappropriate as a personal grievance, in poor taste, unworkable, moot, repetitious of another proposal on the agenda, or otherwise; restrictions on entry to the meeting after the time prescribed for the commencement thereof; and the opening and closing of the voting polls.


ARTICLE III.  BOARD OF DIRECTORS

       Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

       Section 2. Number, Election and Terms; Nominations. Except as otherwise fixed by or pursuant to the provisions of Article VI of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors but shall not be less than six nor more than thirty-three. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Nominations for the election of directors shall be given in the manner provided in Article II, Section 13, of these bylaws. Directors need not be residents of the State of West Virginia, but shall hold not less than one hundred shares of the capital stock of the Corporation in order to be eligible to serve as a director of the Corporation and, commencing with the election of directors in the year 1998, prior to the expiration of the three year period immediately following election to the Board of Directors, shall hold not less than five hundred shares of capital stock of the Corporation in order to be eligible to be re-elected as a Director of the Corporation.

       Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of West Virginia, for the holding of additional regular meetings without other notice than such resolution.

       Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, if any, the President or the majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of West Virginia, as the place for holding any special meeting of the Board of Directors called by them.

       Section 5. Notice. Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed at least five days prior to the date of meeting, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.
The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except as otherwise provided by statute.

       Section 6.  Quorum.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting a majority of the directors present may adjourn the meeting from time to time without further notice.

       Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

       Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors.

       Section 9. Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article VI of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence to fill a vacancy resulting from the death, resignation, disqualification, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor shall have been elected and qualified, and any director elected in accordance with the preceding sentence by reason of an increase in the number of directors shall hold office only until the next election of directors by shareholders and until his successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       Section 10. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, or committee thereof, and may be compensated for his or her services as a director by a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or by shares of capital stock of the Corporation issued by the Corporation or acquired by the Corporation for the benefit of Directors so compensated or any combination of any or all thereof.

       Section 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 12.  Committees.

       (a) Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may establish an Executive Committee, Audit Committee and such other standing or special committees of the board as it may deem advisable, each of which shall consist of two or more members of the Board of Directors. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

       (b) Authority. The Executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the bylaws of the Corporation. The authority of other committees of the board shall be set forth in the resolutions, as amended from time to time, establishing the same.

       (c) Tenure and Qualifications. Committees of the board shall consist only of members of the Board of Directors. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified. The tenure of members of other committees of the board shall be set forth in the resolutions, as amended from time to time, establishing the same.

       (d) Meetings. Regular meetings of the committees of the board may be held without notice at such times and places as each committee may fix from time to time by resolution. Special meetings of the committee may be called by any member thereof upon not less than the one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed at least five days prior to the date of the meeting, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the committee at his business address. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

       (e) Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

       (f) Action Without a Meeting. Any action required or permitted to be taken by a committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee.

       (g) Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full Board of Directors.

       (h) Resignations and Removal. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       (i) Procedure. A committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

       Section 13. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under the specified circumstances, any director may be removed from office, with or without cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

       Section 14. Participation in Meetings by Means of Conference Telephone or Similar Instrument. Any or all directors may participate in a meeting of the Board of Directors or in a meeting of a committee of the Board of Directors by means of a conference telephone or any similar electronic communications equipment by which all persons participating in the meeting can hear each other.

       Section 15. Considerations in the Event of Merger, Consolidation, etc. In acting upon any proposed merger, consolidation, sale or other disposition of all or substantially all the assets of the Corporation, or any proposal by any person or group to acquire a controlling interest in the Corporation, whether by tender or exchange offer or otherwise, or any similar proposal regarding a potential change in control of the Corporation, the Board of Directors shall take into account the effects that the Corporation's actions and any such transaction may have in the short-term and in the long-term upon the following: (1) the prospects for potential growth, productivity and profitability of the Corporation; (2) maximizing shareholder value; (3) the Corporation's ability to offer a complete range of services and products to its customers; (4) the Corporation's creditors;
(5) the development and general welfare of the Corporation's current employees; (6) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation; and (7) the ability of the Corporation to provide, as a going concern, services, employment opportunities and benefits, and otherwise to contribute to the communities in which it does business.


ARTICLE IV.  OFFICERS

       Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, General Auditor and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the board of Directors and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The President and the Chairman of the Board, if any, shall be elected from the membership of the Board of Directors.

       Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

       Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

       Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

       Section 5. Chairman of the Board and President. The Chairman of the Board or the President, as the Board of Directors may from time to time determine, shall be the principal executive officer of the Corporation. If a Chairman of the Board is not elected or appointed, the President shall be chief executive officer and shall act as chairman of all meetings of the Board of Directors and as chairman of all meetings of the Executive Committee. The principal executive officer of the Corporation shall in general supervise and control all of the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall, when present, preside at all meetings of the shareholders. Whether the Chairman of the Board or the President be designated as the principal executive officer of the Corporation the other shall, in the absence or incapacity of the principal executive officer or by his authority may, exercise any of the powers of the principal executive officer. The Chairman of the Board or the President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and executing thereof shall be expressly delegated by the Board or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chairman of the board and the President shall each, in general, perform all duties incident to their respective offices and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

       Section 6. The Vice Presidents. In the absence of the Chairman of the Board and President or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chairman of the Board and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the bylaws or the Board of Directors.

       Section 7. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post officer address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the bylaws or by the Board of Directors.

       Section 8. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the principal executive officer of the Corporation, the bylaws or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

       Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary orthe Treasurer, respectively, or by the principal executive officer of the Corporation, the bylaws or by the Board of Directors.

       Section 10. Officers' Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

       Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

       Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The Board of Directors may encumber and mortgage real estate and pledge, encumber and mortgage stocks, bonds and other securities and other personal property of all types, tangible and intangible, and convey any such property in trust to secure the payment of corporate obligations.

       Section 3. Checks, Drafts, etc.. All checks, drafts and other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

       Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

       Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the Corporate Seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

       Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

       Section 3. Lost Certificates. Any person claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact, and if requested do so by the Board of Directors of the Corporation shall advertise such fact in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in such sum as the Board of Directors may direct, but not less than double the value of shares represented by such certificate, in form satisfactory to the Board of Directors and with or without sureties as the Board of Directors may prescribe; whereupon the President and the Secretary may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, but always subject to the approval of the Board of Directors.

       Section 4. Stock Transfer Books. The stock transfer books of the Corporation shall be kept in the principal office of the Corporation and shares shall be transferred under such regulations as may be prescribed by the Board of Directors.


ARTICLE VII.  FISCAL YEAR

       The fiscal year of the Corporation may be fixed and may be changed from time to time by resolution of the Board of Directors. Until the Board of Directors has acted to fix such fiscal year, the fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.


ARTICLE VIII.  DIVIDENDS

       The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


ARTICLE IX.  CORPORATE SEAL

       The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".


ARTICLE X.  WAIVER OF NOTICE

       Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation or by law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


ARTICLE XI.  AMENDMENTS

       Subject to the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such meeting notice of such purpose shall be given. Subject to the laws of the State of West Virginia, the Articles of Incorporation and these Bylaws, the Board of Directors may be majority vote of those present at any meeting at which a quorum is present amend these Bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation; provided, however, that, without the affirmative vote of two-thirds of all members of the Board, the Board may not amend the Bylaws to
(i) change the principal office of the Corporation, (ii) change the number of directors, (iii) change the number of directors on the Executive Committee, or (iv) make a substantial change in the duties of the Chairman of the Board and the President.


ARTICLE XII.  VOTING SHARES OF OTHER CORPORATIONS

       Unless otherwise ordered by the Board of Directors, shares in other corporations held by this Corporation may be voted by the Chairman of the Board or the President of this Corporation.